[LOGO OF STATE STREET APPEARS HERE]                              Exhibit (g)(2)



                      STATE STREET BANK AND TRUST COMPANY
                            CUSTODIAN FEE SCHEDULE
                     GOLDMAN SACHS VARIABLE INSURANCE TRUST
                    Goldman Sachs CORE Large Cap Value Fund
                 Goldman Sachs CORE International Equity Fund
                 Goldman Sachs Short Duration Government Fund

    --------------------------------------------------------------------------
I.  Administration
    --------------


    Custody, Portfolio and Fund Accounting Service-Maintain custody of fund
    ----------------------------------------------
    assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports.

    The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                           ANNUAL FEES PER PORTFOLIO
                           -------------------------

    Fund Net Assets                                         Annual Fees
    ---------------                                         -----------
    First One Billion                                       1/100 of 1%
    Next One Billion                                        1/133 of 1%
    Excess                                                  1/200 of 1%

    Minimum Monthly Charges                                 $1500.00
    Monthly Multiple Class Fee Per Additional Class:
                                     2nd Class              $900.00
                                     3rd Class              $750.00
                                     Each additional class  $600.00

II. Global Custody-Comprised of asset charges and transaction charges.
    --------------

Group I        Group II        Group III         Group IV         Group V         Group VI         Group VII       Group VIII
-------        --------        ---------         --------         -------         --------         ---------       ----------

Canada         Austria         Australia         Finland          Argentina       Bangladesh       Cyprus          Russia
Euroclear      Hong Kong       Belgium           France           Brazil          Botswana         Ghana           Swaziland
South Africa   Malaysia        Denmark           Indonesia        Chile           Colombia         Uruguay         Zambia
               Mexico          New Zealand       Ireland          China           Czech
               Singapore       Netherlands       Italy            Greece          Egypt
               Thailand        Norway            Korea            India           Ecuador
               United Kingdom  Switzerland       Phillippines     Poland          Hungary
               W. Germany                        Sweden           Portugal        India-
                                                                  Slovakia          Standard
                                                                  Sri Lanka         Chartered
                                                                  Spain           Israel
                                                                  Taiwan          Jamaica
                                                                  Turkey          Jordan
                                                                  Venezuela       Kenya
                                                                                  Mauritius
                                                                                  Morocco
                                                                                  Namibia
                                                                                  Pakistan
                                                                                  Peru
                                                                                  Tunisia
                                                                                  Zimbabwe

[LOGO OF STATE STREET APPEARS HERE]

                      STATE STREET BANK AND TRUST COMPANY
                            CUSTODIAN FEE SCHEDULE
                    GOLDMAN SACHS VARIABLE INSURANCE TRUST
                    Goldman Sachs CORE Large Cap Value Fund
                 Goldman Sachs CORE International Equity Fund
                 Goldman Sachs Short Duration Government Fund

          -----------------------------------------------------------

Asset Charge
------------
(in Basic Points)     Group I       Group II      Group III     Group IV      Group V       Group VI      Group VII     Group VIII
                      -------       --------      ---------     --------      -------       --------      ---------     ----------
                         5              7             10           12            15            40             50            60

Transaction Charges:

                      Group I       Group II      Group III     Group IV      Group V       Group VI      Group VII     Group VIII
                      -------       --------      ---------     --------      -------       --------      ---------     ----------
                        $25           $30            $45          $60           $75           $125          $150           $150

Japan - 6 Basic Points Asset Charge - $20 Transaction Charge

III.    Portfolio Trades - For each line item processed
        -----------------------------------------------

        State Street Bank Repos                                         $ 7.00

        DTC or Fed Book Entry                                           $10.00

        New York Physical Settlements                                   $20.00

        Maturity Collections                                            $ 8.00

        PTC Purchase, Sales, Deposit or Withdrawal                      $20.00

        All other Trades                                                $16.00

IV      Options
        -------

        Option charge for each option written or closing
        contract, per issue, per broker                                 $25.00

        Option expiration charge, per issue, per broker                 $15.00

        Option exercised charge, per issue, per broker                  $15.00

[LOGO OF STATE STREET APPEARS HERE]

                      STATE STREET BANK AND TRUST COMPANY
                            CUSTODIAN FEE SCHEDULE
                    GOLDMAN SACHS VARIABLE INSURANCE TRUST
                    Goldman Sachs CORE Large Cap Value Fund
                 Goldman Sachs CORE International Equity Fund
                 Goldman Sachs Short Duration Government Fund

          -----------------------------------------------------------


V.      Lending of Securities
        ---------------------

        Deliver loaned securities versus cash collateral                $20.00

        Deliver loaned securities versus securities collateral          $30.00

        Receive/deliver additional cash collateral                      $ 6.00

        Substitutions of securities collateral                          $30.00

        Deliver cash collateral versus receipt of
        loaned securities                                               $15.00

        Deliver securities collateral versus receipt
        of loaned securities                                            $25.00

        Loan administration -- mark-to-market per
        day, per loan                                                   $ 3.00

VI.     Interest Rate Futures
        ---------------------

        Transactions -- no security movement                            $ 8.00

VII.    Holdings Charge
        ---------------

        For each issue maintained -- monthly charge             $ 5.00

VIII.   Principal Reduction Payments
        ----------------------------

        Per paydown                                                     $10.00

IX.     Dividend Charges (For items held at the Request
        ----------------
        of Traders over record date in street form)                     $50.00

X.      Special Services
        ----------------

        Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for automated pricing, yield calculation and other special items will be negotiated separately.

[LOGO OF STATE STREET APPEARS HERE]

                      STATE STREET BANK AND TRUST COMPANY
                            CUSTODIAN FEE SCHEDULE
                    GOLDMAN SACHS VARIABLE INSURANCE TRUST
                    Goldman Sachs CORE Large Cap Value Fund
                 Goldman Sachs CORE International Equity Fund
                 Goldman Sachs Short Duration Government Fund

        -----------------------------------------------------------------

XI.  Out-of-Pocket Expenses
     ----------------------

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:


     Telephone
     Wire Charges ($4.70) per wire in and $4.55 out)
     Postage and Insurance
     Courier Service
     Duplicating
     Legal Fees
     Supplies Related to Fund Records
     Rush Transfer - $8.00 Each
     Transfer Fees
     Sub-Custodian Charges
     PriceWaterhouse Audit Letter
     Federal Reserve Fee for Return Check items over $2,500-$4.25
     GNMA Transfer-$15 each
     Ptc Deposit/Withdrawal for same day turnarounds-$50.00

GOLDMAN SACHS VARIABLE INSURANCE TRUST             STATE STREET BANK & TRUST CO.


By:  [signature illegible]                          By:     G. COLUCCIO
   --------------------------                         --------------------------

Title: Treasurer                                   Title:    Vice President
      -----------------------                            -----------------------

Date:  1/99                                       Date:          2/2/99
      -----------------------                            -----------------------